Exhibit 21.1

Bausch & Lomb Holdings Incorporated

Subsidiaries

Subsidiaries	Jurisdiction
9079-8851 Quebec, Inc.	Quebec
B&L CRL Inc.	Delaware
B&L CRL Partners L.P.	Delaware
B&L Domestic Holdings Corp.	Delaware
B&L Financial Holdings Corp.	Delaware
B&L Minority Dutch Holdings LLC	Delaware
B&L SPAF Inc.	Delaware
B&L VPlex Holdings, Inc.	California
B.L.J. Company Limited	Japan
Bausch & Lomb (Australia) Pty. Limited	Australia
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Bausch & Lomb (Jersey) Limited	Jersey
Bausch & Lomb (Malaysia) Sdn Bhd	Malaysia
Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch & Lomb (Philippines), Inc.	Philippines
Bausch & Lomb (Shanghai) Trading Co., Ltd.	China
Bausch & Lomb (Singapore) Private Limited	Singapore
Bausch & Lomb (South Africa) (Proprietary) Limited	South Africa
Bausch & Lomb (Thailand) Limited	Thailand
Bausch & Lomb Argentina S.R.L.	Argentina
Bausch & Lomb B.V.	Netherlands
Bausch & Lomb B.V.B.A.	Belgium
Bausch & Lomb Canada Inc.	Federally Chartered
Bausch & Lomb China, Inc.	Delaware
Bausch & Lomb Dutch Holdings C.V.	Netherlands
Bausch & Lomb Eyecare (India) Private Limited	India
Bausch & Lomb Foundation, Inc.	New York
Bausch & Lomb France SAS	France
Bausch & Lomb Fribourg Sarl	Switzerland
Bausch & Lomb GmbH (Austria)	Austria
Bausch & Lomb GmbH (Berlin)	Germany
Bausch & Lomb International, Inc.	New York
Bausch & Lomb IOM S.p.A.	Italy
Bausch & Lomb Ireland	Ireland
Bausch & Lomb Korea Co. Ltd.	Korea
Bausch & Lomb Luxembourg S.A.R.L.	Luxembourg
Bausch & Lomb Mexico, S.A. de C.V.	Mexico
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Pharma S.A.	Belgium
Bausch & Lomb Polska Sp. z.o.o.	Poland
Bausch & Lomb Realty Corporation	New York
Bausch & Lomb S.A.	Spain
Bausch & Lomb Saglik ve Optic Urunleri Tic. A.S.	Turkey
Bausch & Lomb Scotland Limited	United Kingdom
Bausch & Lomb South Asia, Inc.	Delaware

Subsidiaries	Jurisdiction
Bausch & Lomb Swiss AG	Switzerland
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb Technology Corporation	Delaware
Bausch & Lomb U.K. Limited	United Kingdom
Bausch & Lomb UK Holdings Limited	United Kingdom
Bausch & Lomb-Lord (BVI) Incorporated	British Virgin Islands
BCF SAS	France
Beijing Bausch & Lomb Eyecare Company, Ltd.	China
BL Importacoes Ltda.	Brazil
BL Industria Otica Ltda.	Brazil
BLEP Europe GmbH	Germany
BLEP Holding GmbH	Germany
C&C Vision International Limited	Ireland
Chauvin ankerpharm GmbH	Germany
Chauvin Opsia S.A.S.	France
Chauvin Pharmaceuticals Limited	United Kingdom
Dr. Gerhard Mann chem.-pharm. Fabrik GmbH	Germany
Grundstuckgesellschaft Dr. Gerhard Mann GmbH	Germany
Dr. Robert Winzer Pharma GmbH	Germany
Eyeonics Europe SRL in Liquidazione	Italy
eyeonics, inc.	Delaware
Iolab Corporation	California
ISTA Pharmaceuticals, Inc.	Delaware
Laboratoire Chauvin SAS	France
Limited Liability Company “Bausch & Lomb”	Russia
Pharmaplast Vertriebsgesellschaft mbH	Germany
PT Bausch & Lomb Indonesia (Distributing)	Indonesia
PT Bausch & Lomb Manufacturing	Indonesia
PT Bausch Lomb Indonesia	Indonesia
RHC Holdings, Inc.	Delaware
Shandong Bausch & Lomb Freda New Packaging Materials Co Ltd	China
Shandong Bausch & Lomb Freda Pharmaceutical Co. Ltd.	China
Sight Savers, Inc.	Delaware
Sino Concept Technology Limited	Hong Kong
Soflens (Proprietary) Limited	South Africa
Technolas Hong Kong Limited	Hong Kong
Technolas Perfect Vision Cooperatief U.A.	Amsterdam
Technolas Perfect Vision GmbH	Germany
Technolas Singapore Pte. Ltd.	Singapore
Technolas Perfect Vision Inc.	Delaware
Valpharma-France	France
Waicon Vision S.A.	Argentina
Wilmington Management Corp.	Delaware
Wilmington Partners L.P.	Delaware